Dean Heller Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Entity #
E0640692006-5
Document Number
20060547680-48

ARTICLES OF INCORPORATION	Date Filed
(PURSUANT TO NRS 78)	8/25/2006 8:37:30 AM
In the office of
/s/ Dean Heller
Dean Heller
Secretary of state

Important: Read attached instructions before completing form.                                    ABOVE SPACE IS FOR OFFICE USE ONLY.

1.	Name of Corporation:	ROHAT RESOURCES, INC.
2.	Resident Agent Name and Street Address: (must be nevada adress where process may be served)
NATIONAL CORPORATE RESEARCH, LTD.
Name
202 SOUTH MINNESOTA STREET                                              CARSON CITY     Nevada              89703
Street Address                             City             State               Zip Code
P.O. BOX 2670                                                                                     Reno                             Nevada            89505-2670
Optional mailing Address                                                                  City                                 State               Zip Code

3.	Shares: (number of shares corporation authorized to issue)	Number of shares : 100,000,000 common 10,000,000 preferred Par Value: $ ..001 Number of shares without par value n/a

4.	Names &Addresses of Board of Directors/Trustees (attach additional pages oif there is more than 3 directors/trustees)	1. Delara Hussaini Name 2025 Graveley St Vancouver BC V6C-1V5 Street Address City State Zip Code 2. Angela Hussaini Name 109-8120 Bennett Road Richmond BC V6Y-1N5 Street Address City State Zip Code
5.	Purpose: (Optional-see instructions)	The purpose of this Corporation shall be:
6.	Names, Address and Signature of Incorporator: (attach additional pages if there is more than 1 incorporator)	Kristin J. Angelino /s/ Kristin J. Angelino Name Signature 600 Lexington Ave. 9th Floor New York NY 10022 Address City State Zip Code
7.	Certificate of Acceptence of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. By: /s/ Registered Agent 8/25/2006 Authorized Signature of R.A. or On Behalf of R.A Company Date

This form must be accompanied by approriate fees. See attached fee schedule.

Exhibit A

Addendum to Certificate of Incorporation of Rohat Resources, Inc. (the "Company")

3.      The 10,000,000 shares of the Company's preferred stock shall have such voting powers, designations, preferences, limitations, restrictions and relative rights as shall be determined by the Board of Directors in a resolution.